UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Rule 14a-101)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to §240.14a-12

MILLIPORE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

On March 1, 2010, Millipore Corporation (“Millipore”) sent to its employees and posted on its intranet the following FAQ:

Employee FAQ

Why are Millipore and Merck KGaA combining?
Simply put, by joining forces with Merck, we will be part of a larger organization with increased scale and scope – yet, importantly, an organization equally committed to the life science arena.  Merck is a leading global pharmaceutical and chemical company and the combination with Millipore will provide Merck significant scale in the high-growth bioresearch and bioproduction segments.  We believe this combination also enables us to enhance value for shareholders, deliver better products and services to our customers and create more opportunities for many employees.

How is Merck KGaA related to other companies with the Merck name?
Merck KGaA is the world’s oldest pharmaceutical and chemical company – its roots date back to 1668.
The Pharmaceuticals Business Sector comprises innovative prescription drugs as well as over-the-counter products. The Chemicals Business Sector offers specialty products for the electronics, printing, coatings, cosmetics, food, pharmaceutical and biotech industries.
The operational business is managed under the umbrella of Merck KGaA headquartered in Darmstadt (Germany). In the U.S. Merck is called EMD (from the initials Emanuel Merck Darmstadt). Since 1917 the former U.S. subsidiary Merck & Co has been an independent company.

Why did the Millipore Board of Directors initiate a strategic review in the first place?
Not surprisingly, there has been interest in the Company over the years.  Ultimately, the Board of Directors determined that it was prudent to review strategic alternatives with the best interests of shareholders, customers and employees in mind.  We believe today’s announcement is a very positive outcome of that thorough process – and is a validation of the tremendous value of the Millipore brand.

Why is this combination good for Millipore and its employees?
By combining with Merck, Millipore will become part of a larger organization with increased scale and scope – and part of an organization committed to growing in the Life Science industry. We believe this is a very positive outcome for our employees and customers as we continue to build on our strategy for growth, while maintaining our headquarters in Billerica.

What will happen to Millipore’s employees?
We believe that a combination with Merck enables us to create new opportunities for many of our employees.  Merck plans to build on our talented workforce and is committed to investing in Millipore’s operations and the region.  Additionally, Merck intends to maintain Millipore’s headquarters in Billerica.  Beyond that, it is premature to comment on any other changes at this point in time.

How will the combined companies be integrated?
Two world class teams will join forces to open up new growth opportunities across the world.  Merck will apply a “best of both worlds” integration approach across all operating business functions, and we will work with the company to carefully plan the integration.  Merck’s experience in integrating businesses and the fact that the transaction is aimed at combining expertise rather than leveraging cost synergies will pave the way for a successful integration.

3/1/2010	10:35:26 AM

It’s important to remember that until the transaction closes, there will be no changes – we will continue to operate as independent companies and won’t start the actual integration until we have closed the transaction. We anticipate closing the transaction in second half of 2010.

Are there any specific facilities that will be closed?
It’s too early to speculate on any potential closures, and there will be no immediate changes at this time.  Importantly, Merck plans to maintain Millipore’s headquarters in Billerica and is committed to investing in Millipore’s operations and the region.  Rest assured, we will do all that we can to communicate important developments to you.

When will the agreement become final?
The transaction is subject to regulatory approval and also approval by Millipore shareholders, which will require a special shareholder meeting later this year.  We expect to be able to close the transaction by the second half of 2010, but in the meantime it is critical that we conduct business as usual. We are committed to keeping you informed as we move through this process.

Will the Millipore name continue to be used?  Will Millipore’s headquarters move locations?
Yes.  Merck plans to maintain Millipore’s headquarters in Billerica, adding Merck’s U.S. chemicals headquarters to it.  Merck also intends to maintain the strong Millipore brand name.

Will our benefits and compensation change?
Your current benefits and compensation structure are expected to remain the same at this time. Over the next few months, we’ll work with Merck to carefully plan the integration of the two companies. It’s important to remember, that until the agreement is approved, we will continue to operate as two independent companies and there will be no immediate changes.

Whom may I contact if I have additional questions? How do I find out more information?
Please talk to your managers if you have additional questions. Additionally, employees are invited to a short conference call on Monday, March 1, 2010 at 10:30 a.m. ET, which will be available for subsequent review for 48 hours.  We will also hold a special Town Hall meeting that will include Dr. Karl-Ludwig Kley, Chairman of the Executive Board of Merck KGaA later in the week. Details to be announced.

# # #

3/1/2010	10:35:26 AM

Cautionary Statements

The statements herein that are not historical facts are forward-looking statements that involve substantial risks and uncertainties, including, without limitation, our ability to consummate the transaction referred to above.  Please refer to Millipore Corporation’s (“Millipore”) filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K, for more information on additional risks that could cause actual results to differ from the forward-looking statements made herein.  These forward-looking statements are made as of the date hereof and Millipore assumes no obligation to update them, whether as a result of new information, future events or otherwise, except as may otherwise be required by law.

Investors and security holders are urged to read the proxy statement regarding the business combination transaction referred to in the foregoing information, when it becomes available, because it will contain important information.  The proxy statement will be filed with the Securities and Exchange Commission by the Company.  Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov.  The proxy statement (when it is available) and these other documents may also be obtained for free from Millipore by directing a request to Joshua S. Young, Director of Investor Relations for Millipore, at 978-715-1527.

Investors may obtain a detailed list of names, affiliations and interests of the participants in the solicitation of proxies of Millipore's shareholders to approve the proposed business combination from the proxy statement filed with the SEC (when it is available).

3/1/2010	10:35:26 AM